    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996
                                                 REGISTRATION NO. 333-14803

=============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    ------

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------
                           PERIPHONICS CORPORATION
            (Exact name of Registrant as specified in its charter)

                Delaware                                11-2699509
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                Identification Number)


                        4000 Veterans Memorial Highway
                           Bohemia, New York 11716
                                (516) 468-9000
        (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Peter J. Cohen
                           Periphonics Corporation
                        4000 Veterans Memorial Highway
                           Bohemia, New York 11716
                                (516) 468-9000
                   (Name, address, including zip code, and
         telephone number, including area code, of agent for service)
                                    ------

                                  Copies to:
         Raymond S. Evans, Esq.                  William B. Asher, Jr., Esq.
        Norman M. Friedland, Esq               Testa, Hurwitz & Thibeault, LLP
Ruskin, Moscou, Evans & Faltischek, P.C.               125 High Street
          170 Old Country Road                   Boston, Massachusetts 02110
         Mineola, New York 11501                        (617) 248-7000
             (516) 663-6620                      (617) 248-7100 (facsimile)
       (516) 663-6641 (facsimile)

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=============================================================================

Part I of this Registration Statement has been intentionally omitted because this Pre-Effective Amendment No. 1 does not effect any changes to Prospectus.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the estimated expenses payable in connection with the sale and distribution of the securities being registered, all of which will be paid by the Selling Stockholders.

                                                                 Total
                                                             -------------
SEC Registration Fee  .............................          $  6,589.50
NASD Filing Fee  ..................................             2,674.54
Printing and Engraving Expenses....................            50,000.00
Legal Fees and Expenses  ..........................           115,000.00
Accounting Fees and Expenses  .....................            40,000.00
Miscellaneous  ....................................            60,735.96
  Total  ..........................................          $275,000.00
                                                           =============

INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its Directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as Directors and officers provided that this provision shall not eliminate or limit the liability of a Director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

   The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the Directors and officers may be entitled under the Company' By-Laws, any agreement, vote of shareholders or otherwise.

   The Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of Directors and officers to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

   The effect of the foregoing is to require the Company to indemnify its officers and Directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

   The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. No sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

   The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and executive officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware. The Indemnity Agreements also provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any pay-ment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

   Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

1.1*        Proposed Form of Underwriting Agreement
5.1         Opinion and Consent of Ruskin, Moscou, Evans & Faltischek, P.C.
23.1*       Consent of Deloitte & Touche LLP, Independent Auditors
23.2        Consent of Ruskin, Moscou, Evans & Faltischek, P.C. (included in
            Exhibit 5.1)
25.1        Power of Attorney (included on signature page)
------
*Previously filed


UNDERTAKINGS

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and continued in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Act each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Bohemia, New York, on November 1, 1996

                                          PERIPHONICS CORPORATION
                                          By: /s/ Peter J. Cohen
                                              -------------------------------
                                                  Peter J. Cohen, President

Dated: November 1, 1996

   Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes each of Peter J. Cohen and Kevin J. O'Brien with full power of substitution to execute in the name of such person and to file any amendment or post effective amendment to this Registration Statement (or any Registration Statement filed pursuant to Rule 462) making such changes in this Registration Statement as the Registrant deems appropriate and appoints each of Peter J. Cohen and Kevin J. O'Brien with full power of substitution, attorney-in-fact to sign and to file any amendment and post- effective amendment to this Registration Statement.


        Signature                             Title                            Date
 ------------------------   -----------------------------------------   -------------------
/s/ Peter J. Cohen           Chairman of the Board, President and         November 1, 1996

  -----------------------    Chief Executive Officer (Principal           November 1, 1996
      Peter J. Cohen         Operating Officer)

/s/Richard A. Daniels
  -----------------------    Senior Vice President-Sales, Treasurer       November 1, 1996
    Richard A. Daniels       and Director

/s/ Kevin J. O'Brien         Chief Financial Officer, Vice                November 1, 1996
  -----------------------    President-Finance and Administration
    Kevin J. O'Brien         (Principal Accounting Officer),
                             Secretary and Director

/s/ Jayandra Patel           Senior Vice President-Product                November 1, 1996
  -----------------------    Development, Assistant Treasurer
      Jayandra Patel         and  Director

/s/ Peter Breitstone         Director                                     November 1, 1996
  -----------------------
     Peter Breitstone

/s/ Edward H. Blum           Director                                     November 1, 1996
  -----------------------
      Edward H. Blum

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                                EXHIBIT INDEX

   Exhibit
     No.      Description                                                                           Page
 -----------   --------------------------------------------------------------------------------   --------
1.1*          Proposed Form of Underwriting Agreement

5.1           Opinion and Consent of Ruskin, Moscou, Evans & Faltischek, P.C.

23.1*         Consent of Deloitte & Touche LLP, Independent Auditors

23.2          Consent of Ruskin, Moscou, Evans & Faltischek, P.C. (included in Exhibit 5.1)

25.1          Power of Attorney (included on signature page)

------
*Previously filed